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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ALLIANCE IMAGING, INC.


         Russell D. Phillips, Jr., the Secretary of Alliance Imaging, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), hereby certifies as follows:

         1. The name of the Corporation is Alliance Imaging, Inc., and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is May 27, 1987.

         2. Pursuant to Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation of this Corporation restates and integrates and further amends the Corporation's Certificate of Incorporation.

         3. The terms and provisions of this Amended and Restated Certificate of Incorporation have been duly adopted pursuant to the provisions of Sections 242 and 245 of the DGCL and have been approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Section 228 of the DGCL and written notice pursuant to 228(e) of the DGCL has been given to those stockholders whose written consent has not been obtained.

         4. The text of the Corporation's Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

         The name of the Corporation is:

                             Alliance Imaging, Inc.

                                   ARTICLE II

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                                   ARTICLE IV

         (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, and the aggregate par value of all shares which are to have a par value is One Million Ten Thousand Dollars ($1,010,000). The total number of shares of Common Stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, and the par value of each share of Common Stock is One Cent ($0.01). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is One Million (1,000,000) shares, and the par value of each share of Preferred Stock is One Cent ($0.01).

         (b) The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

         The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                   ARTICLE VI

         Notwithstanding Article V hereof, the Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                  ARTICLE VII

         The Board of Directors shall have that number of Directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation.


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                                  ARTICLE VIII

         The Board of Directors shall be and is divided into three classes:
Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors of the Corporation as of the date of this Amended and Restated Certificate of Incorporation shall each be assigned to a class, and the directors assigned to Class I shall serve for a term ending on the date of the first annual meeting next following December 31, 2001, the directors assigned to Class II shall serve for a term ending on the date of the second annual meeting next following December 31, 2001, and the directors assigned to Class III shall serve for a term ending on the date of the third annual meeting next following December 31, 2001.

         In the event of any increase or decrease in the number of directors,
(a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article, as applied to the new number of directors.

         Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.

                                   ARTICLE IX

         The Board of Directors as of the date of this Amended and Restated Certificate of Incorporation is as follows:

                          Henry R. Kravis               Class I
                          Jamie E. Hopping              Class I
                          George R. Roberts             Class II
                          Richard N. Zehner             Class II
                          Michael W. Michelson          Class III
                          David H. S. Chung             Class III

                                   ARTICLE X

         Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.


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                                   ARTICLE XI

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; PROVIDED, HOWEVER, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Amended and Restated Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                                   ARTICLE XII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; PROVIDED, HOWEVER, that no amendment, alteration, change or repeal may be made to Article VI, VIII, IX, or XII without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                  ARTICLE XIII

         Each reference in this Amended and Restated Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.

                                  ARTICLE XIV

         A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER that this Article shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

         If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed by it's Secretary on _________, 2001.



                                      ALLIANCE IMAGING, INC.




                                      ------------------------------------------
                                      Russell D. Phillips, Jr., Secretary

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